Via Fax
6 Pages
Oct. 16/07

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FAX (775) 684-7

Filed in the office of	Document Number 20070705628-87
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/16/2007 2:30 PM
	Entity Number E0296742007-5

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:
ADICUS ENERGY CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):
CORPORATE NAME CHANGE TO:
IRON HEAD MINING CORPORATION

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional): Oct. 15, 2007 (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature] Signature

X ______________ Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.